                                                                    Exhibit 10.9



April 12, 1996



Mr. Thomas Blades
c/o NUMAR Corporation
Houston, TX

Dear Tom:

I am pleased to inform you that effective April 11, 1996 you have been granted the option to purchase 90,000 Common Shares of the Company under the Company's Stock Incentive Plan at an exercise price of $13.5625, which was the market value on the day you joined the Company.

Under the Plan, the Company may grant either incentive stock options or non-qualified stock options. The options granted to you are considered to be incentive stock options.

These options will become exercisable as follows:

           Date First Exercisable           No. of Shares
           ----------------------           -------------
            April 11, 1998                      36,000
            April 11, 1999                      18,000
            April 11, 2000                      18,000
            April 11, 2001                      18,000

Once options become exercisable, they will remain so until they are exercised or until they terminate. Unless earlier terminated pursuant to the terms of the Plan, all options granted hereby shall terminate on April 11, 2006.

The exercise price for your options is payable in cash. Further terms governing the options granted to you are set forth in the Stock Incentive Plan, a copy of which is attached.
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April 12, 1996
Page 2


The shares subject to your options have not yet been registered under the Securities Act of 1933. The Company intends to cause such shares to be so registered by the time your options become exercisable, but unless they have been so registered by the time of exercise, they must be acquired by you for investment and not with a view to the public resale or distribution thereof.

If you wish to accept the grant of the options as provided above and in the Plan, please so indicate by signing and returning the enclosed copy of this letter, whereupon you and the Company shall be legally bound hereby under Pennsylvania law.

Very truly yours,



Melvin N. Miller
President & CEO



Accepted and agreed:


-----------------------------
Thomas Blades          [date]